                                   ROHR, INC.

                                      AND

                             THE BANK OF NEW YORK,

                                   AS TRUSTEE

                          ----------------------------

                                  $50,000,000

                7 3/4% Convertible Subordinated Notes due 2004*

                          ----------------------------

                                   INDENTURE

                            Dated as of May 15, 1994



- - ----------------------------------
*Plus an over-allotment option up to $7,500,000

                               TABLE OF CONTENTS
                               -----------------


                                                              PAGE
                                                              ----
ARTICLE 1   Definitions......................................   1
   SECTION 1.01    Definitions...............................   1
   SECTION 1.02    Other Definitions.........................  11
   SECTION 1.03    Incorporation by Reference of Trust
                     Indenture Act...........................  12
   SECTION 1.04    Rules of Construction.....................  13

ARTICLE 2   The Convertible Subordinated Notes...............  13
   SECTION 2.01    Form and Dating...........................  13
   SECTION 2.02    Execution and Authentication..............  13
   SECTION 2.03    Registrar and Paying Agent................  14
   SECTION 2.04    Paying Agent To Hold Money in Trust.......  15
   SECTION 2.05    Holder Lists..............................  15
   SECTION 2.06    Transfer and Exchange.....................  15
   SECTION 2.07    Replacement Convertible Subordinated
                     Notes...................................  16
   SECTION 2.08    Outstanding Convertible Subordinated
                     Notes...................................  16
   SECTION 2.09    When Treasury Convertible Subordinated
                     Notes Disregarded.......................  16
   SECTION 2.10    Temporary Convertible Subordinated
                     Notes...................................  17
   SECTION 2.11    Cancellation..............................  17
   SECTION 2.12    Defaulted Interest........................  17
   SECTION 2.13    CUSIP Number..............................  17

ARTICLE 3   Redemption.......................................  18
   SECTION 3.01    Notices to Trustee........................  18
   SECTION 3.02    Selection of Convertible Subordinated
                     Notes To Be Redeemed....................  18
   SECTION 3.03    Notice of Redemption......................  18
   SECTION 3.04    Effect of Notice of Redemption............  19
   SECTION 3.05    Deposit of Redemption Price...............  20
   SECTION 3.06    Convertible Subordinated Notes Redeemed
                     in Part.................................  20

ARTICLE 4   Covenants........................................  20
   SECTION 4.01    Payment of Convertible Subordinated
                     Notes...................................  20
   SECTION 4.02    Commission Reports........................  21
   SECTION 4.03    Compliance Certificate....................  21
   SECTION 4.04    Maintenance of Office or Agency...........  21
   SECTION 4.05    Limitation on Sale of Assets..............  22
   SECTION 4.06    Continued Existence.......................  25
   SECTION 4.07    Taxes.....................................  25
   SECTION 4.08    Change of Control.........................  25

                                                              PAGE
                                                              ----
   SECTION 4.09    Appointments to Fill Vacancies in
                    Trustee's Office.........................  27
   SECTION 4.10    Further Instruments and Acts..............  27
   SECTION 4.11    Stay, Extension and Usury Laws............  27
   SECTION 4.12    Investment Company Act....................  28

ARTICLE 5   Successors.......................................  28
   SECTION 5.01    When the Company May Merge, Etc...........  28
   SECTION 5.02    Successor Corporation Substituted.........  29
   SECTION 5.03    Purchase Option on Change of Control......  29

ARTICLE 6   Defaults and Remedies............................  29
   SECTION 6.01    Events of Default.........................  29
   SECTION 6.02    Acceleration..............................  31
   SECTION 6.03    Other Remedies............................  32
   SECTION 6.04    Waiver of Past Defaults...................  32
   SECTION 6.05    Control by Majority.......................  32
   SECTION 6.06    Limitation on Suits.......................  33
   SECTION 6.07    Rights of Holders To Receive Payment......  33
   SECTION 6.08    Collection Suit by Trustee................  33
   SECTION 6.09    Trustee May File Proofs of Claim..........  34
   SECTION 6.10    Priorities................................  34
   SECTION 6.11    Undertaking for Costs.....................  34

ARTICLE 7   The Trustee......................................  35
   SECTION 7.01    Duties of the Trustee.....................  35
   SECTION 7.02    Rights of the Trustee.....................  36
   SECTION 7.03    Individual Rights of the Trustee..........  37
   SECTION 7.04    Trustee's Disclaimer......................  37
   SECTION 7.05    Notice of Defaults........................  37
   SECTION 7.06    Reports by the Trustee to Holders.........  38
   SECTION 7.07    Compensation and Indemnity................  38
   SECTION 7.08    Replacement of the Trustee................  39
   SECTION 7.09    Successor Trustee by Merger, etc..........  40
   SECTION 7.10    Eligibility, Disqualification.............  40
   SECTION 7.11    Preferential Collection of Claims
                     Against Company.........................  40

ARTICLE 8   Satisfaction and Discharge of Indenture..........  41
   SECTION 8.01    Termination of Company's Obligations......  41
   SECTION 8.02    Application of Trust Money................  44
   SECTION 8.03    Repayment to Company......................  44
   SECTION 8.04    Reinstatement.............................  45

                                                             PAGE
                                                             ----
ARTICLE 9   Amendments....................................... 45
   SECTION 9.01    Without the Consent of Holders............ 45
   SECTION 9.02    With the Consent of Holders............... 46
   SECTION 9.03    Compliance with the Trust Indenture
                     Act..................................... 47
   SECTION 9.04    Revocation and Effect of Consents......... 47
   SECTION 9.05    Notation on or Exchange of Convertible
                     Subordinated Notes...................... 48
   SECTION 9.06    Trustee Protected......................... 48

ARTICLE 10  General Provisions............................... 48
   SECTION 10.01   Trust Indenture Act Controls.............. 48
   SECTION 10.02   Notices................................... 48
   SECTION 10.03   Communication by Holders With Other
                     Holders................................. 49
   SECTION 10.04   Certificate and Opinion as to
                     Conditions Precedent.................... 49
   SECTION 10.05   Statements Required in Certificate
                     or Opinion.............................. 50
   SECTION 10.06   Rules by Trustee and Agents............... 50
   SECTION 10.07   Legal Holidays............................ 51
   SECTION 10.08   No Recourse Against Others................ 51
   SECTION 10.09   Counterparts.............................. 51
   SECTION 10.10   Other Provisions.......................... 51
   SECTION 10.11   Governing Law............................. 52
   SECTION 10.12   No Adverse Interpretation of Other
                     Agreements.............................. 52
   SECTION 10.13   Successors................................ 52
   SECTION 10.14   Severability.............................. 53
   SECTION 10.15   Table of Contents, Headings, Etc.......... 53

ARTICLE 11  Subordination.................................... 53
   SECTION 11.01   Agreement To Subordinate.................. 53
   SECTION 11.02   Liquidation; Dissolution; Bankruptcy...... 53
   SECTION 11.03   Default on Designated Senior
                     Indebtedness............................ 54
   SECTION 11.04   Acceleration of Convertible
                     Subordinated Notes...................... 54
   SECTION 11.05   When Distributions Must Be Paid Over...... 55
   SECTION 11.06   Notice by the Company..................... 55
   SECTION 11.07   Subrogation............................... 55
   SECTION 11.08   Relative Rights........................... 56
   SECTION 11.09   Subordination May Not Be Impaired by
                     the Company............................. 56
   SECTION 11.10   Distribution of Notice to the
                     Representative.......................... 57
   SECTION 11.11   Rights of the Trustee and Paying
                     Agent................................... 57
   SECTION 11.12   No Fiduciary Duty to Holders of
                     Senior Indebtedness..................... 58
   SECTION 11.13   Authorization to Effect Subordination..... 58

                                                             PAGE
                                                             ----
ARTICLE 12  Conversion of Convertible Subordinated Notes....  58
   SECTION 12.01   Conversion Privilege.....................  58
   SECTION 12.02   Manner of Exercise of Conversion
                     Privilege..............................  59
   SECTION 12.03   Cash Payments in Lieu of Fractional
                     Shares.................................  60
   SECTION 12.04   Adjustment of Conversion Price...........  60
   SECTION 12.05   Notice to Holders Prior to Certain
                     Corporate Actions......................  66
   SECTION 12.06   Reservation of Shares of Common
                     Stock..................................  67
   SECTION 12.07   Taxes upon Conversion....................  67
   SECTION 12.08   Covenants as to Common Stock.............  68
   SECTION 12.09   Consolidation or Merger or Sale
                     of Assets..............................  68
   SECTION 12.10   Disclaimer of Responsibility for
                     Certain Matters........................  69
   SECTION 12.11   Cancellation of Converted Notes..........  69
   SECTION 12.12   Voluntary Reduction......................  70

                             CROSS-REFERENCE TABLE*


                          Trust Indenture Act Section
                          ---------------------------

                                                              Indenture Section
                                                              -----------------

310(a)(1)..................................................................7.10
  (a)(2)...................................................................7.11
  (a)(3)...................................................................N.A.
  (a)(4)...................................................................N.A.
  (b).........................................................7.08, 7.10, 10.02
  (c)......................................................................N.A.
311(a).....................................................................7.11
  (b)......................................................................7.11
  (c)......................................................................N.A.
312(a).....................................................................2.05
  (b).....................................................................10.03
  (c).....................................................................10.03
313(a).....................................................................7.06
  (b)(1)...................................................................N.A.
  (b)(2)...................................................................7.06
  (c)...............................................................7.06, 10.02
  (d)......................................................................7.06
314(a)..............................................................4.01, 10.02
  (b)......................................................................N.A.
  (c)(1)..................................................................10.04
  (c)(2)..................................................................10.04
  (c)(3)...................................................................N.A.
  (d)......................................................................N.A.
  (e).....................................................................10.05
  (f)......................................................................N.A.
315(a)..................................................................7.01(b)
  (b)...............................................................7.05, 10.02
  (c)...................................................................7.01(a)
  (d)...................................................................7.01(c)
  (e)......................................................................6.11
316(a)(last sentence)......................................................2.09
  (a)(1)(A)................................................................6.05
  (a)(2)(B)................................................................6.04

  (a)(2)...................................................................N.A.
  (b)......................................................................6.02
317(a)(1)..................................................................6.08
  (a)(2)...................................................................6.09
  (b)......................................................................2.04

     THIS INDENTURE, dated as of May 15, 1994, is between Rohr, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York State banking corporation ("Trustee"). The Company has duly authorized the creation of its 7 3/4% Convertible Subordinated Notes due 2004 (the "Convertible Subordinated Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Convertible Subordinated Notes.

                                   ARTICLE 1

                                  Definitions

SECTION 1.01  Definitions.
              -----------

     "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person and its subsidiaries existing at the time such other Person merged with or into or became a subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person including, without limitation, Indebtedness of such other Person and its subsidiaries incurred in connection with or in anticipation of (a) such other Person and its subsidiaries being merged with or into or becoming a subsidiary of such specified Person or (b) such acquisition by the specified Person.

     "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be, or any Person who beneficially owns (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, 10% or more of the equity interests of the referent Person or warrants, options or other rights to acquire or hold more than 10% of any class of equity interests of the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "Asset Sale" means any sale, lease, transfer, exchange or other disposition by the Company or any subsidiary (or series of related sales, leases, transfers, exchanges or dispositions) in excess of $1,000,000, including, without limitation, dispositions pursuant to merger, consolidation or sale and leaseback transactions, of (a) shares of Capital Stock of a subsidiary of the Company (pro rated to the extent of the Company's interest therein), (b) all or substantially all of the properties and assets of any division or line of business of the Company or any subsidiary of the Company or (c) any other property or assets of the

Company (pro rated to the extent of the Company's interest therein) or of any subsidiary of the Company (pro rated to the extent of the Company's interest therein) outside the ordinary course of business of the Company or such subsidiary (each referred to for purposes of this definition as a "disposition") by the Company or by any of its subsidiaries (other than (i) dispositions by the Company to a wholly owned subsidiary of the Company or by a subsidiary of the Company to the Company or to a wholly owned subsidiary of the Company, (ii) sales or other dispositions of inventory in the ordinary course of business,
(iii) any disposition of properties or assets that is consummated in accordance with the provisions of Section 5.01, (iv) any disposition of any account receivable pursuant to the Pooling and Servicing Agreement, (v) dispositions by the Company or any subsidiary of the Company of the business jet related product line, the overhaul and repair business as conducted by Rohr Aero Services, Inc. and Rohr Aero Services Europe, respectively, on the Issue Date, the Hagerstown, Maryland plant and the Auburn, Washington plant, in each case, including related assets, (vi) the disposition by the Company or any subsidiary of the Company of interests owned on the Issue Date in two trusts which own an Airbus A300 aircraft and a McDonnell Douglas DC10 aircraft, respectively and (vii) the disposition of Building 107 (at the Company's facility in Chula Vista, California) to (A) any pension plan of the Company or (B) to any other Person if the net proceeds of such disposition are delivered to any pension plan referred to in clause (A) of this definition, in either case resulting in the full satisfaction (or in case the full amount of such net proceeds are so delivered and shall be insufficient to effect such full satisfaction, the partial satisfaction) of the Company's funding liabilities with respect to any such pension plan or plans).

     "Bank Agent" means, at any time, the then-acting agent under the Revolving Credit Agreement, which shall initially be Citicorp USA, Inc.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, including each class of Common Stock or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     "Capitalized Lease Obligation" means any obligation under a lease that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than $250 million,
(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company): (a) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as determined in accordance with
Section 13(d) of the Exchange Act, whether or not applicable (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise (i) be or become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable) of 50% or more of the combined voting power of the then outstanding Voting Stock of the Company or (ii) have the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company or other equivalent governing body thereof, (b) the shareholders of the Company shall approve any Plan of Liquidation of the Company (whether or not otherwise in compliance with the provisions of this Indenture), (c) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Company (together with any new directors whose election or appointment by the Board of Directors of the Company or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board of Directors of the Company then still in office who either were members of the Board of Directors of the Company at the beginning of such period or whose election, appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office, or (d) the direct or indirect sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the property or assets of the Company to any Person or Group of Persons (whether or not otherwise in compliance with the provisions of this Indenture).

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of any Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

     "Consolidated Net Worth" of a Person at any date means the Consolidated Stockholders' Equity of such Person less (a) the amount of any gain resulting, directly or indirectly, from the extinguishment, retirement or repurchase of any Indebtedness of such Person or of any of its subsidiaries, (b) any revaluation or other write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or a Consolidated Subsidiary and (c) any amounts attributable to the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or of any of its subsidiaries. Notwithstanding any of the foregoing, net deferred income tax assets recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), shall be calculated without regard to any valuation allowance with respect to such net deferred tax asset recorded by the Company in accordance with SFAS 109.

     "Consolidated Stockholders' Equity" as of any date means, with respect to any Person, the amount by which the assets of such Person and of its subsidiaries on a consolidated basis exceed (a) the total liabilities of such Person and of its subsidiaries on a consolidated basis, plus (b) any redeemable Preferred Stock of any such Person or any redeemable Preferred Stock of any subsidiary of such issued to any Person other than to such Person or to a wholly owned subsidiary of such Person, in each case determined in accordance with GAAP.

     "Consolidated Subsidiary" of any Person means a subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary.

     "Convertible Subordinated Notes" means the Convertible Subordinated Notes issued under this Indenture.

     "Conversion Agent" means any Person authorized by the Company to accept Convertible Subordinated Notes for conversion pursuant to this indenture and deliver shares of Common Stock (or other securities or property) deliverable upon such conversion.

     "Conversion Notice" has the meaning specified in Section 12.02.

     "Conversion Price" means the initial conversion price specified in the form of Note in Section 17 of such form, as adjusted in accordance with the provisions of Article 12.

     "Daily Market Price" when used with reference to the Common Stock or another security means the price of a share of Common Stock or such other security on any date, determined (a) on the basis of the last reported sales price of the Common Stock or such other security for such date (i) as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or if the Common Stock or such other security has not been listed on that exchange, for issues listed on such other national securities exchange upon which the Common Stock or such other securities are listed as may be designated by the Board of Directors from time to time for the purposes hereof) or (ii) if the Common Stock or such other security is not listed or admitted to trading on any national securities exchange, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or (b) if there is no such reported sale on the date in question, on the basis of the average of the closing bid and asked quotations regular way so reported for such date or (c) if the Common Stock or security is not listed on any national securities exchange or on the Nasdaq National Market System, on the basis of the average of the high bid and low asked quotations regular way on the date in question in the over-the-counter market as reported by Nasdaq, or if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in Section 6.01).

     "Designated Senior Indebtedness" means Senior Indebtedness of the Company now or hereafter outstanding under (i) the Revolving Credit Agreement; (ii) the Company's 9.35% Senior Notes due 2000 and 9.33% Senior Notes due 2002; (iii) the Senior Notes; and (iv) any other Senior Indebtedness issued in one or more substantially concurrent issuances on substantially similar terms, the aggregate original principal amount of which is $50 million or more.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" or "fair value" means, with respect to any asset or property or Capital Stock, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a written resolution of said Board of Directors (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee, provided that if the aggregate non-cash consideration to be received by the Company or any of its subsidiaries from any Asset Sale shall exceed $10,000,000, then Fair Market Value shall be determined by an Independent Financial Advisor.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further, that (a) any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred by such subsidiary at the time it becomes a subsidiary of the Company and (b) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount), (ii) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (iii) if such Indebtedness is subordinated to the Convertible Subordinated Notes, modify or affect, in any manner adverse to the holders of the Convertible Subordinated Notes, such subordination or (iv) if the Company is the obligor thereon, provide that a subsidiary of the Company not already an obligor thereon shall be an obligor thereon.

     "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, bond, debenture or similar instrument, (iii) for the payment of money relating to a Capitalized Lease Obligation or (iv) with respect to an obligation (whether issued or assumed) relating to the deferred purchase price of property or services but excluding advances, deposits, partial and progress payments, unpaid wages and related employee obligations, trade accounts payable and accrued liabilities in each case arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;
(b) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property); (c) reimbursement obligations of such Person with respect to letters of credit and all obligations of such Person in respect of any banker's acceptance or similar credit transaction entered into in the ordinary course of business; (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, provided that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair Market Value of the assets or property securing such Lien; and (e) all Indebtedness of others guaranteed (including all dividends of other Persons the payment of which is guaranteed), directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

     "Interest Payment Date" means May 15 and November 15 of each year.

     "Issue Date" means the date on which the Convertible Subordinated Notes are originally issued under this Indenture.

     "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, including any sale and leaseback transaction, any option or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

     "Material Subsidiary" means, at any date of determination, any subsidiary of the Company that, together with its subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its Consolidated Subsidiaries for such fiscal year prepared in conformity with generally accepted accounting principles as then in effect.

     "Maturity Date" means May 15, 2004.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) reasonable third-party brokerage commissions and other reasonable third-party fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes as a result of such Asset Sale computed on a consolidated basis reflecting consolidated results of operations of the Company and its subsidiaries, taken as a whole, (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that was incurred in accordance with this Indenture and that either (i) is secured by a Lien incurred in accordance with this Indenture on the property or assets sold or (ii) is required to be paid as a result of such sale in each case to the extent actually repaid in cash and (d) appropriate amounts to be provided by the Company or any subsidiary of the Company as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepted accounting principles as then in effect. For purposes of this definition and Section 4.05 "cash" means U.S. dollars or such money as is freely and readily convertible into U.S. dollars.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer, the treasurer or principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

     "Permitted Program Investment" means an investment in design, engineering, tooling or similar costs related to a program undertaken by the Company in the ordinary course of its business.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan of Liquidation" means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of capital stock of the Company.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 23, 1992, among the Company, the Company's wholly owned subsidiary RI Receivables, Inc. and Bankers Trust Company, as trustee on behalf of the Certificateholders (as defined therein), and related documentation and any extension, renewal, modification, restatement or replacement thereof (in whole or in part), as the same may be amended, supplemented or otherwise modified from time to time; provided, however, the investors in any such receivables program shall not obtain an interest in receivables sold under such program which exceeds $70 million in aggregate principal amount at any one time.

     "Preferred Stock" means the Capital Stock of any Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Prospectus" means the Company's final prospectus dated May 12, 1994 in respect of the public offering of the Convertible Subordinated Notes.

     "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock and includes Rights and other securities issuable under the Company's Amended and Restated Rights Agreement, dated as of April 6, 1990, between the Company and The First National Bank of Chicago, as Rights Agent, as such agreement may be amended or supplemented from time to time.

     "redemption date" when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Convertible Subordinated Notes.

     "redemption price" when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Convertible Subordinated Notes.

     "Regular Record Date" means the May 1 or November 1 immediately preceding each interest payment date.

     "Representative" means the Bank Agent and each trustee, agent or other representative of the holders of any class of Senior Indebtedness (or, with respect to any class of Senior Indebtedness which does not have any such trustee, agent or other representative, any holder of such Senior Indebtedness acting with the consent of the required lenders necessary to bind such class of Senior Indebtedness) who has been so identified in writing to the Trustee and the Company provided, however that solely for the purposes of 11.03 hereof, (i) in the case of the Company's 9.33% Senior Notes, holders, acting as a group, who represent in writing to the Trustee and the Company that they are owners of record of at least 66-2/3% in interest of the Company's outstanding 9.33% Senior Notes, or in the case of the 9.35% Senior Notes, holders, acting as a group, who represent in writing to the Trustee and the Company that they are the owners of record of at least 66-2/3% in interest of the Company's outstanding 9.35% Senior Notes.

     "Revolving Credit Agreement" means the Credit Agreement dated as of April 26, 1989, among the Company, the lenders party thereto, and the Bank Agent, and any agreement governing Indebtedness incurred to refund or refinance the borrowings, letters of credit and commitments then outstanding or permitted to be outstanding under the Revolving Credit Agreement, in each case together with the related notes and any other instruments and agreements executed from time to time in connection therewith, and in each case as amended, modified, supplemented, extended, renewed, restated, refunded, replaced or refinanced (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Notes" means the 11-5/8% Senior Notes due 2003 of the Company offered concurrently with the Convertible Subordinated Notes.

     "Senior Note Indenture" means that certain indenture by and between the Company and IBJ Schroder Bank & Trust Company, as Trustee, governing the Senior Notes as amended or supplemented from time to time.

     "Senior Indebtedness" means all present or future Indebtedness of the Company described in clauses (a)(i), (a)(ii), (a)(iv) and (c) of the definition of Indebtedness, created, incurred, assumed or, except to the extent described below, guaranteed (to the extent of the guarantee) by the Company (and all renewals, modifications, extensions or refundings thereof), together with all other obligations owing in connection therewith, including principal, interest (including interest accruing on any such indebtedness which is Designated Senior Indebtedness after the filing of a petition by or against the Company under any bankruptcy law, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), premium, if any, fees, costs, expenses and indemnities unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed provides that such Indebtedness is not senior or superior in right of payment to the Convertible Subordinated Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) any Indebtedness of the Company owing to any of its subsidiaries, (b) Capitalized Lease Obligations, (c) Indebtedness or other obligations in respect of the Pooling and Servicing Agreement, (d) the Company's 9.25% Subordinated Debentures due 2017 and its 7% Convertible Subordinated Debentures due 2012 and (e) with respect to an obligation relating to the deferred purchase price of property or services, any advances, deposits, partial or progress payments, payables, unpaid wages and related employee obligations, trade accounts and accrued liabilities.

     "Stated Maturity" means, with respect to any security or Indebtedness, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

     A "subsidiary" of any Person means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (b) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

     "Time of Determination" means the time and date of the earlier of (i) the record date or determining stockholders entitled to receive their rights, warrants or distributions referred to in Section 12.04(b) and (c), or (ii) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of the term "Daily Market Price."

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S) (S) 77aaa-77-bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 9.03.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporation trust matters.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

SECTION 1.02  Other Definitions.
              -----------------

                                              Defined in
                                               Section

"Asset Sale Offer"...........................    4.05
"Asset Sale Offer Amount"....................    4.05
"Asset Sale Offer Payment Date"..............    4.05
"Asset Sale Offer Termination Date"..........    4.05
"Asset Sale Offer Trigger Date"..............    4.05
"Bankruptcy Law".............................    6.01
"business day"...............................   10.07
"Change of Control Date".....................    4.08
"Change of Control Offer"....................    4.08
"Change of Control Offer Payment Date".......    4.08
"Change of Control Offer Termination Date"...    4.08
"Custodian"..................................    6.01
"Event of Default"...........................    6.01
"Expiration Time"............................   12.04
"Legal Holiday"..............................   10.07
"non-electing share".........................   12.09
"Other Subordinated Notes"...................   11.02
"Paying Agent"...............................    2.03
"Purchased Shares"...........................   12.04
"Registrar"..................................    2.03
"United States Government Obligations".......    8.01

SECTION 1.03   Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Commission;

          "indenture securities" means the Convertible Subordinated Notes;

          "indenture security holder" means a holder of a Convertible Subordinated Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Convertible Subordinated Notes means the Company or any other obligor on the Convertible Subordinated Notes.

     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04   Rules of Construction.
               ---------------------

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) the male, female and neuter genders include one another.


                                   ARTICLE 2

                       The Convertible Subordinated Notes

SECTION 2.01   Form and Dating.
               ---------------

     The Convertible Subordinated Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is part of this

Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Convertible Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Convertible Subordinated Notes and any notation, legend or endorsement on them. Each Convertible Subordinated Note shall be dated the date of its authentication.

     The terms and provisions contained in the Convertible Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02  Execution and Authentication.
              ----------------------------

     Two Officers shall sign the Convertible Subordinated Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Convertible Subordinated Notes.

     If an Officer whose signature is on a Convertible Subordinated Note no longer holds that office at the time the Convertible Subordinated Note is authenticated, the Convertible Subordinated Note shall nevertheless be valid.

     A Convertible Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Subordinated Note has been authenticated under this Indenture.

     Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Convertible Subordinated Notes for original issue up to an aggregate principal amount of $50,000,000 (plus up to $7,500,000 aggregate principal amount of Convertible Subordinated Notes that may be sold by the Company pursuant to the over-allotment option granted pursuant to the Underwriting Agreement, dated as of May 12, 1994, between the Company and Salomon Brothers Inc). The aggregate principal amount of Convertible Subordinated Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Convertible Subordinated Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Subordinated Notes. An authenticating agent may authenticate Convertible Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03  Registrar and Paying Agent.
              --------------------------

     The Company shall maintain or cause to be maintained in the Borough of Manhattan, New York, New York (the "New York Office"), and in such other locations as it shall determine, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Convertible Subordinated Notes may be presented for payment ("Paying Agent"); and (iii) where notices and demand to or upon the Company in respect of Convertible Subordinated Notes and this Indenture may be served by the holders of the Convertible Subordinated Notes. The Registrar shall keep a register of the Convertible Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar, except that for purposes of Articles 3 and 8 and Sections 4.05 and 4.08, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such, and the Trustee shall initially act as such. The Trustee shall cause the New York Office to be maintained as long as it acts as Registrar or Paying Agent.

SECTION 2.04  Paying Agent To Hold Money in Trust.
              -----------------------------------

     The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Convertible Subordinated Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Convertible Subordinated Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Subordinated Notes all money held by it as Paying Agent.

SECTION 2.05  Holder Lists.
              ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Subordinated Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Subordinated Notes.

SECTION 2.06  Transfer and Exchange.
              ---------------------

     Where Convertible Subordinated Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Subordinated Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Convertible Subordinated Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05.

     The Company shall not be required (i) to issue, register the transfer of or exchange Convertible Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Convertible Subordinated Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Convertible Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Subordinated Note being redeemed in part.

SECTION 2.07  Replacement Convertible Subordinated Notes.
              ------------------------------------------

     If the holder of a Convertible Subordinated Note claims that the Convertible Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Subordinated Note if the Trustee's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Subordinated Note, the holder of a Convertible Subordinated Note must provide an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if the Convertible Subordinated
Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Subordinated Note.

     Every replacement Convertible Subordinated Note is an additional obligation of the Company.

SECTION 2.08  Outstanding Convertible Subordinated Notes.
              ------------------------------------------

     The Convertible Subordinated Notes outstanding at any time are all the Convertible Subordinated Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Convertible Subordinated Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Subordinated Note is held by a bona fide purchaser.

     If Convertible Subordinated Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     A Convertible Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Subordinated Note.

SECTION 2.09  When Treasury Convertible Subordinated Notes Disregarded.
              --------------------------------------------------------

     In determining whether the holders of the required principal amount of Convertible Subordinated Notes have concurred in any direction, waiver or consent, Convertible Subordinated Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Subordinated Notes which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10  Temporary Convertible Subordinated Notes.
              ----------------------------------------

     Until definitive Convertible Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Subordinated Notes. Temporary Convertible Subordinated Notes shall be substantially in the form of definitive Convertible Subordinated Notes but may have variations that the Company considers appropriate for temporary Convertible Subordinated Notes. If temporary Convertible Subordinated Notes are issued, the Company will cause definitive Convertible Subordinated Notes to be prepared without unreasonable delay. After the preparation of definitive Convertible Subordinated Notes, the temporary Convertible Subordinated Notes shall be exchangeable for definitive Convertible Subordinated Notes upon surrender of the temporary Convertible Subordinated Notes at any office or agency of the Company designated pursuant to Section 2.03 without charge to the holder of the Convertible Subordinated Note. Upon surrender for cancellation of any one or more temporary Convertible Subordinated Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Convertible Subordinated Notes of authorized denominations. Until so exchanged, the temporary Convertible Subordinated Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Convertible Subordinated Notes.

SECTION 2.11  Cancellation.
              ------------

     The Company at any time may deliver Convertible Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Convertible Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Convertible Subordinated Notes as the Company directs, provided that the Trustee shall not be required to destroy such Convertible Subordinated Notes. The Company may not issue new Convertible Subordinated Notes to replace Convertible Subordinated Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  Defaulted Interest.
              ------------------

     If the Company fails to make a payment of interest on the Convertible Subordinated Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Convertible Subordinated Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Convertible Subordinated Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13  CUSIP Number.
              ------------

     The Company in issuing the Convertible Subordinated Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to holders of Convertible Subordinated Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Convertible Subordinated Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Subordinated Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3

                                   Redemption

SECTION 3.01   Notices to Trustee.
               ------------------

     If the Company elects to redeem Convertible Subordinated Notes pursuant to the optional redemption provisions of paragraph 5 of the Convertible Subordinated Notes, it shall notify the Trustee of the redemption date and the principal amount of Convertible Subordinated Notes to be redeemed. The redemption price shall be the amount determined pursuant to paragraph 5 of the Convertible Subordinated Notes.

     The Company shall give each notice provided for in this Section at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

SECTION 3.02  Selection of Convertible Subordinated Notes To Be Redeemed.
              ----------------------------------------------------------

     If less than all the Convertible Subordinated Notes are to be redeemed, the Trustee shall select the Convertible Subordinated Notes to be redeemed by lot or pro rata or by a method that complies with the requirements of any exchange on which the Convertible Subordinated Notes are listed that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Convertible Subordinated Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Subordinated Notes that have a denomination larger than $1,000. Convertible Subordinated Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Convertible Subordinated Notes called for redemption also apply to portions of Convertible Subordinated Notes called for redemption. The Trustee will make the selection of Convertible Subordinated Notes outstanding and not previously called for redemption. The Trustee shall notify the Company promptly of the Convertible Subordinated Notes or portions of Convertible Subordinated Notes to be called for redemption.

SECTION 3.03  Notice of Redemption.
              --------------------

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Convertible Subordinated Notes are to be redeemed.

     The notice shall identify the Convertible Subordinated Notes to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Convertible Subordinated Note is being redeemed in part, the portion of the principal amount of such Convertible Subordinated Note to be redeemed and that, after the redemption date, upon surrender of such Convertible Subordinated Note, a new Convertible Subordinated Note or Convertible Subordinated Notes in principal amount equal to the unredeemed portion will be issued;

          (4) that Convertible Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that interest on Convertible Subordinated Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the redemption date (unless the Company defaults in the payment of the redemption price);

          (6) the paragraph of the Convertible Subordinated Notes pursuant to which the Convertible Subordinated Notes are being redeemed;

          (7) the aggregate principal amount of Convertible Subordinated Notes that are being redeemed;

          (8) the CUSIP number of the Convertible Subordinated Notes (provided that the disclaimer permitted by Section 2.13 may be made);

          (9) the name and address of the Paying Agent; and

          (10) that Convertible Subordinated Notes called for redemption may be converted at any time prior to the close of business on the redemption date and if not converted prior to the close of business on such date, the right of conversion will be lost.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

SECTION 3.04   Effect of Notice of Redemption.
               ------------------------------

     Once notice of redemption is mailed, Convertible Subordinated Notes called for redemption become due and payable on the redemption date at the price set forth in the Convertible Subordinated Note.

SECTION 3.05   Deposit of Redemption Price.
               ---------------------------

     On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Convertible Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06   Convertible Subordinated Notes Redeemed in Part.
               -----------------------------------------------

     Upon surrender of a Convertible Subordinated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder of a Convertible Subordinated Note at the expense of the Company a new Convertible Subordinated Note equal in principal amount to the unredeemed portion of the Convertible Subordinated Note surrendered.


                                   ARTICLE 4

                                   Covenants

SECTION 4.01   Payment of Convertible Subordinated Notes.
               -----------------------------------------

     The Company shall pay the principal of and interest on the Convertible Subordinated Notes on the dates and in the manner provided in the Convertible Subordinated Notes. Principal and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 1:00 P.M. Eastern Time on that date immediately available funds designated for and sufficient to pay all principal and interest then due, provided, however, that money held by the Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article 11 hereof or the payment of which to the holders of the Convertible Subordinated Notes is prohibited by Article 11 shall not be considered to be designated for the payment of any principle of or interest on the Convertible Subordinated Notes within the meaning of this Section 4.01.

     To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Convertible Subordinated Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.02   Commission Reports.
               ------------------

     So long as any Convertible Subordinated Note is outstanding, the Company shall file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and thereafter mail promptly or cause the Trustee to mail promptly to the holders of Convertible Subordinated Notes at their addresses as set forth in the register of the Convertible Subordinated Notes copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a class of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee, no later than the date such materials are mailed or made available to the Company's stockholders, and thereafter mailed promptly to the holders of Convertible Subordinated Notes at their addresses as set forth in the register of Convertible Subordinated Notes.

SECTION 4.03   Compliance Certificate.
               ----------------------

     The Company shall deliver to the Trustee, within 60 days after the end of the first three fiscal quarters and within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Convertible Subordinated Notes are prohibited.

     The Company shall, so long as any of the Convertible Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any term or condition in this Indenture, without regard to any period of grace or requirement of notice provided hereunder, an Officers' Certificate specifying such Default, Event of Default or default.

SECTION 4.04   Maintenance of Office or Agency.
               -------------------------------

     The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Convertible Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the City of New York for such purpose.

SECTION 4.05   Limitation on Sale of Assets.
               ----------------------------

     The Company will not, and will not permit any of its subsidiaries to, consummate any Asset Sale unless such Asset Sale is for at least Fair Market Value and at least 80% of the consideration therefrom received by the Company or such subsidiary is in the form of cash or Cash Equivalents.

     Following any Asset Sale, an amount equal to the Net Cash Proceeds of such Asset Sale shall be applied by the Company or such subsidiary within 365 days of the date of the Asset Sale, at its election, to either: (a) the payment of Senior Indebtedness; provided, however, any Net Cash Proceeds which are applied to reduce Indebtedness under the Revolving Credit Agreement shall result in a permanent reduction of the borrowing availability thereunder; (b) make any Permitted Program Investment or any other investment in capital assets usable in the Company's or its subsidiaries' lines of business or in an asset or business in the same line of business as the Company; or (c) a combination of payment and investment permitted by the foregoing clauses (a) and (b). On the earlier of
(A) the 366th day after the date of an Asset Sale or (B) such date as the Board of Directors of the Company or of such subsidiary determines (as evidenced by a written resolution of said Board of Directors) not to apply an amount equal to the Net Cash Proceeds relating to such Asset Sale as set forth in the immediately preceding sentence (each of (A) and (B), an "Asset Sale Offer Trigger Date"), the Company or such subsidiary shall be obligated to apply an amount equal to aggregate amount of Net Cash Proceeds which have not been applied on or before such Asset Sale Offer Trigger Date as permitted by the foregoing clauses (a), (b) and (c) of the immediately preceding sentence (each an "Asset Sale Offer Amount") to make an offer to purchase for cash (the "Asset Sale Offer") from all holders of Convertible Subordinated Notes on a pro rata basis that amount of Convertible Subordinated Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the principal amount of the Convertible Subordinated Notes to be repurchased, plus accrued and unpaid interest thereon to the date of repurchase. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $10 million, the application of such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to such Asset Sale Offer Trigger Date from all Asset Sales by the Company and its subsidiaries aggregates at least $10 million, at which time the Company or such subsidiary shall apply all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $10 million or more shall be deemed to be an "Asset Sale Offer Trigger Date").

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     Each Asset Sale Offer shall be mailed to the holders of the Convertible Subordinated Notes at the addresses shown on the register of holders maintained by the Registrar with a copy to the Trustee and the Paying Agent, within 10 days following the applicable Asset Sale Offer Trigger Date, and shall comply with each of the procedures for notice set forth below. Each Asset Sale Offer shall remain open until a specified date (the "Asset Sale Offer Termination Date") which is at least 20 business days from the date such Asset Sale Offer is mailed. During the period specified in the Asset Sale Offer, holders of Convertible Subordinated Notes may elect to tender their Convertible Subordinated Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company (or applicable subsidiary) in respect of Convertible Subordinated Notes properly tendered pursuant to this Section on a specified business day (the "Asset Sale Offer Payment Date") which shall be no earlier than three business days after the Asset Sale Offer Termination Date and no later then 60 days after such applicable Asset Sale Offer Trigger Date. To the extent holders of Convertible Subordinated Notes properly tender Convertible Subordinated Notes in an amount exceeding the Asset Sale Offer Amount, Convertible Subordinated Notes of tendering holders will be repurchased on a pro rata basis (based on amounts tendered).

     The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section 4.05;

          (b) the purchase price (including the amount of the accrued interest, if any) for each Convertible Subordinated Note, the Asset Sale Offer Termination Date and the Asset Sale Offer Payment Date;

          (c) that any Convertible Subordinated Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any Convertible Subordinated Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

          (e) that holders electing to have Convertible Subordinated Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Convertible Subordinated Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that holders of Convertible Subordinated Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Termination Date, a tested telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Convertible Subordinated Notes the holder delivered for purchase, the Convertible Subordinated Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Convertible Subordinated Notes purchased;

          (g) that if Convertible Subordinated Notes in a principal amount in excess of the Asset Sale Offer Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Convertible Subordinated Notes on a pro rata basis among the Convertible Subordinated Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Convertible Subordinated Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (h) that holders whose Convertible Subordinated Notes are purchased only in part will be issued new Convertible Subordinated Notes equal in principal amount to the unpurchased portion of the Convertible Subordinated Notes surrendered; and

          (i) the instructions that holders must follow in order to tender their Convertible Subordinated Notes.

     On the Asset Sale Offer Termination Date, the Company shall (i) accept for payment Convertible Subordinated Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Convertible Subordinated Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Convertible Subordinated Notes so accepted together with an Officers' Certificate setting forth the Convertible Subordinated Notes or portions thereof tendered to and accepted for payment by the Company. On the Asset Sale Offer Payment Date, the Paying Agent shall mail or deliver to the holders of Convertible Subordinated Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such holders a new Convertible Subordinated Note equal in principal amount to any unpurchased portion of the Convertible Subordinated Note surrendered. Any Convertible Subordinated Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

     If an offer is made to repurchase the Convertible Subordinated Notes pursuant to an Asset Sale Offer, the Company will and will cause its subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.05 by virtue thereof.

SECTION 4.06   Continued Existence.
               -------------------

     Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.07   Taxes.
               -----

     The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to do so (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

SECTION 4.08   Change of Control.
               -----------------

     Following a Change of Control (the date of each such occurrence being the "Change of Control Date"), the Company shall notify the holders of Convertible Subordinated Notes in writing of such occurrence and shall make an offer (the "Change of Control Offer") to purchase all Convertible Subordinated Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the "Change of Control Offer Payment Date" (as defined below).

     Notice of a Change of Control shall be mailed by or at the direction of the Company to the holders of Convertible Subordinated Notes as shown on the register of such holders maintained by the Registrar not less than 15 days nor more than 30 days after the applicable Change of Control Date at the addresses as shown on the register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open until a specified date (the "Change of Control Offer Termination Date") which is at least 20 business days from the date such notice is mailed. During the period specified in such notice, holders of Convertible Subordinated Notes may elect to tender their Convertible Subordinated Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Convertible Subordinated Notes properly tendered pursuant to this Section on a specified business day (the "Change of Control Offer Payment Date") which shall be no earlier than three business days after the applicable Change of Control Offer Termination Date and no later than 60 days after the applicable Change of Control Date.

The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that a Change of Control Offer is being made pursuant to this
     Section 4.08 and that all Convertible Subordinated Notes will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Convertible Subordinated Note, the Change of Control Offer Termination Date and the Change of Control Offer Payment Date;

          (c) that any Convertible Subordinated Note not accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any Convertible Subordinated Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Offer Payment Date;

          (e) that holders electing to have Convertible Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender their Convertible Subordinated Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that holders of Convertible Subordinated Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Offer Termination Date, a tested telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Convertible Subordinated Notes the holder delivered for purchase, the Convertible

     Subordinated Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Convertible Subordinated Notes purchased;

          (g) that holders whose Convertible Subordinated Notes are purchased only in part will be issued Convertible Subordinated Notes equal in principal amount to the unpurchased portion of the Convertible Subordinated Notes surrendered;

          (h) the instructions that holders must follow in order to tender their Convertible Subordinated Notes; and

          (i) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons' business plans going forward).

     On the Change of Control Offer Termination the Company shall (i) accept for payment Convertible Subordinated Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Convertible Subordinated Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Convertible Subordinated Notes so accepted together with an Officers' Certificate setting forth the Convertible Subordinated Notes or portions thereof tendered to and accepted for payment by the Company. On the Change of Control Payment Date, the Paying Agent shall mail or deliver to the holders of Convertible Subordinated Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such holders a new Convertible Subordinated Note equal in principal amount to any unpurchased portion of the Convertible Subordinated Note surrendered. Any Convertible Subordinated Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

     In addition, in the event of any Change of Control, the Company shall not, and shall not permit any of its subsidiaries to, purchase, redeem or otherwise acquire any Indebtedness subordinated or junior to the Convertible Subordinated Notes pursuant to any analogous provision relating to such Indebtedness on or prior to the payment in full in cash or Cash Equivalents of all Convertible Subordinated Notes, together with accrued and unpaid interest thereon with respect to which the Change of Control Offer was accepted.

     If an offer is made to redeem Convertible Subordinated Notes as a result of a Change of Control, the Company will be required to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

SECTION 4.09   Appointments to Fill Vacancies in Trustee's Office.
               --------------------------------------------------

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.10   Further Instruments and Acts.
               ----------------------------

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11   Stay, Extension and Usury Laws.
               ------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Convertible Subordinated Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Subordinated Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.12   Investment Company Act.
               ----------------------

     The Company, as of the Issue Date, is not and shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.


                                   ARTICLE 5

                                   Successors

SECTION 5.01   When the Company May Merge, Etc.
               -------------------------------

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a Plan of Liquidation unless:

          (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a Plan of Liquidation, the Person to which all or substantially all of the assets of the Company have been transferred (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Convertible Subordinated Notes and the performance of every covenant of the Convertible Subordinated Notes and this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction and any assumption contemplated by clause (a)(ii)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company (in the case of clause (i) of the foregoing clause (a)) or such Person (in the case of clause (ii) thereof) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (c) immediately before and after giving effect to such transaction and any assumption contemplated by clause (a)(ii)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred and be continuing; and

          (d) the Company or such Person shall have delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel (which counsel may be in-house counsel of the Company), each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and (ii) a certificate from the Company's independent certified public accountants stating that the Company has made the calculations required by clause (b) above in accordance with the terms of this Indenture.

     For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02   Successor Corporation Substituted.
               ---------------------------------

     Upon any such consolidation, merger, conveyance, lease or transfer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Subordinated Notes.

SECTION 5.03   Purchase Option on Change of Control.
               ------------------------------------

     This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.08.


                                   ARTICLE 6

                             Defaults and Remedies

SECTION 6.01   Events of Default.
               -----------------

     An "Event of Default" with respect to any Convertible Subordinated Notes occurs if:

          (a) the Company defaults in the payment of principal of, or premium, if any, on the Convertible Subordinated Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase the Convertible Subordinated Notes on the date required pursuant to Section 4.05 or following a Change of Control or failure to make any optional redemption payment when due; or

          (b) the Company defaults in the payment of any installment of interest on the Convertible Subordinated Notes when due (including any interest payable in connection with any optional redemption payment) and continuance of such default for more than 30 days; or

          (c) the Company fails to observe, perform or comply with any of the provisions described in Sections 4.05, 4.08 and 5.01, and the failure to remedy such failure prior to the receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes; or

          (d) the Company defaults (other than a default set forth in clauses
     (a), (b) and (c) above) in the performance of, or breach of, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Subordinated Notes and fails to remedy such default or breach within a period of 45 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes; or

          (e) any Indebtedness (other than the Convertible Subordinated Notes) of the Company or of any subsidiary, whether such Indebtedness exists on the Issue Date or shall be incurred thereafter, having, individually or in the aggregate, an outstanding principal amount of $15 million or more, either (i) is declared due and payable prior to its stated maturity or (ii) is not paid upon the final maturity of such Indebtedness; or

          (f) a court of competent jurisdiction enters one or more judgments or orders against the Company or any subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $15 million and they are not covered by insurance written by third parties, which judgments or orders have not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof; or

          (g) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (iv) makes a general assignment for the benefit of its creditors; or

          (h) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Material Subsidiary in an involuntary case,

               (ii) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its property, or

               (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02   Acceleration.
               ------------

     If an Event of Default (other than an Event of Default specified in clauses
(g) and (h) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company (with a copy to the Bank Agent, each of the holders of the Company's 9.33% Senior Notes and its 9.35% Senior Notes and any other Representatives of Designated Senior Indebtedness), or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes, by written notice to the Company and the Trustee (with a copy to the Bank Agent, each of the holders of the Company's 9.33% Senior Notes and its 9.35% Senior Notes and any other Representatives of Designated Senior Indebtedness), may declare the unpaid principal of and accrued interest on all the Convertible Subordinated Notes to be due and payable, provided, however that failure to provide a copy of such notice to any party other than the Company and the Trustee shall have no effect on any such declaration. Upon such declaration such principal amount, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Subordinated Notes to the contrary but subject to the provisions of Article 11 hereof; and provided further, that so long as any Designated Senior Indebtedness is outstanding, any such declaration shall not be effective until the earlier of
(a) five business days after the delivery of such notice to the Company or (b) the acceleration of any Designated Senior Indebtedness. If any Event of Default with respect to the Company specified in clauses (g) or (h) of Section 6.01 occurs, all unpaid principal of and premium, if any, and accrued and unpaid interest on the Convertible Subordinated Notes then outstanding shall become automatically due and payable subject to the provisions of Article 11 hereof, without any declaration or other act on the part of the Trustee or any holder of Convertible Subordinated Notes.

     The holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes by notice to the Trustee may rescind an acceleration of the Convertible Subordinated Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or premium, if any, and interest on the Convertible Subordinated Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03   Other Remedies.
               --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Convertible Subordinated Notes or to enforce the performance of any provision of the Convertible Subordinated Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04   Waiver of Past Defaults.
               -----------------------

     The holders of a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding may, on behalf of the holders of all the Convertible Subordinated Notes waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on the Convertible Subordinated Notes (other than the non-payment of principle of and premium, if any, and interest on the Convertible Subordinated Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of convertible Subordinated Notes. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05   Control by Majority.
               -------------------

     The holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Subordinated Notes or that may involve the Trustee in personal liability; provided, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06   Limitation on Suits.
               -------------------

A holder of a Convertible Subordinated Note may not pursue any remedy with respect to this Indenture or the Convertible Subordinated Notes unless:

          (1) the holder gives to the Trustee notice of a continuing Event of Default;

          (2) the holders of at least 25% in principal amount of the then outstanding Convertible Subordinated Notes make a request to the Trustee to pursue the remedy;

          (3) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes do not give the Trustee a direction inconsistent with the request.

     A holder of a Convertible Subordinated Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07   Rights of Holders To Receive Payment.
               ------------------------------------

     Subject to the provisions of Article 11 hereof, notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Subordinated Note to receive payment of principal and interest on the Convertible Subordinated Note, on or after the respective due dates expressed in the Convertible Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired or affected without the consent of the holder of a Convertible Subordinated Note.

SECTION 6.08   Collection Suit by Trustee.
               --------------------------

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Convertible Subordinated Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09   Trustee May File Proofs of Claim.
               --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Subordinated Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Subordinated Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Subordinated Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10   Priorities.
               ----------

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

          Second: to holders of Senior Indebtedness to the extent required by
     Article 11;

          Third: to holders of Convertible Subordinated Notes for amounts due and unpaid on the Convertible Subordinated Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Subordinated Notes for principal and interest, respectively; and

          Fourth: to the Company.

     Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Convertible Subordinated Notes.

SECTION 6.11   Undertaking for Costs.
               ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the then outstanding Convertible Subordinated Notes.


                                   ARTICLE 7

                                  The Trustee

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.01   Duties of the Trustee.
               ---------------------

     (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default known to the
Trustee:

          (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02   Rights of the Trustee.
               ---------------------

     (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other Persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (g) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or discretion of any of the holders of Convertible Subordinated Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding, provided that if the Trustee determines in its sole and absolute discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

SECTION 7.03   Individual Rights of the Trustee.
               --------------------------------

The Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Subordinated Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04   Trustee's Disclaimer.
               --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Subordinated Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Subordinated Notes or any other document in connection with the sale of the Convertible Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05   Notice of Defaults.
               ------------------

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of a Convertible Subordinated Note a notice of the Default or Event of Default within 45 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.01(a) or (b) or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Convertible Subordinated Notes. Except in the case of a Default or Event of Default in payment of principal or interest on any Convertible Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Subordinated Notes.

SECTION 7.06   Reports by the Trustee to Holders.
               ---------------------------------

     Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Convertible Subordinated Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to holders of Convertible Subordinated Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange, if any, on which the Convertible Subordinated Notes are listed. The Company shall timely notify the Trustee when the Convertible Subordinated Notes are listed on any stock exchange.

SECTION 7.07   Compensation and Indemnity.
               --------------------------

     The Company shall pay to the Trustee from time to time and the Trustee shall be entitled to reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other Persons not regularly in its employ.

     The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Convertible Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on Convertible Subordinated Notes. Such Liens and the Company's obligations under this Section shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08   Replacement of the Trustee.
               --------------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in principal amount of the then outstanding Convertible Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any holder of a Convertible Subordinated Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 shall continue for the benefit of the retiring Trustee.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09   Successor Trustee by Merger, etc.
               ---------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10   Eligibility, Disqualification.
               -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA (S) 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11   Preferential Collection of Claims Against Company.
               -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship set forth in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE 8

                    Satisfaction and Discharge of Indenture

SECTION 8.01   Termination of Company's Obligations.
               ------------------------------------

     (i) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and 8.03 shall survive) when all outstanding Convertible Subordinated Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Convertible Subordinated Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate its obligations under this Indenture (except the Company's obligations under Sections 7.07 and 8.03) if, under terms satisfactory to the Trustee: (a) the Convertible Subordinated Notes have either become due and payable or are by their terms due and payable within one year or scheduled for redemption within one year; and (b) the Company irrevocably deposits in trust with the Trustee money or United States Government Obligations (defined below in this Section 8.01), or a combination thereof, sufficient, without consideration of the reinvestment of interest in the opinion of the chief financial officer of the Company expressed in a written certificate delivered to the Trustee, to pay principal and interest on the Convertible Subordinated Notes to maturity or upon redemption, as the case may be. The Company may make the deposit only if
Article 11 permits it.

     However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.03 and 8.04 shall survive until the Convertible Subordinated Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.03 shall survive.

     After a deposit made pursuant to this Section 8.01, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     In addition, the Company may elect to have either clause (ii) or clause
(iii) below be applied to the outstanding Convertible Subordinated Notes upon compliance with the conditions set forth in clause (iv) below.

     (ii) Upon the Company's exercise under the last sentence of paragraph (i) above of the option applicable to this paragraph (ii), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Convertible Subordinated Notes on the date the conditions set forth below are satisfied ("legal defeasance"). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Convertible Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purpose of the Sections of and matters under this Indenture referred to in subclauses
(A), (B), (C) and (D) of this clause (ii), and to have satisfied all its other obligations under such Convertible Subordinated Notes and this Indenture insofar as such Convertible Subordinated Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of outstanding Convertible Subordinated Notes to receive solely from the trust fund described in clause
(iv) below and as more fully set forth in such clause, payments in respect of the principal of premium, if any, and interest on such Convertible Subordinated Notes when such payments are due, (B) the Company's obligations with respect to such Convertible Subordinated Notes when such payments are due, (C) the Company's obligations with respect to such Convertible Subordinated Notes under Sections 2.03, 2.05, 2.06, 2.07 and 4.04, and, with respect to the Trustee, under Section 7.07, (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (E) this Section 8.01 and Sections 8.03 and 8.04. Subject to compliance with this Section 8.01, the Company may exercise its option under this clause (ii) notwithstanding the prior exercise of its option under paragraph
(iii) below with respect to the Convertible Subordinated Notes.

     (iii) Upon the Company's exercise under the last sentence of clause (i) of the option applicable to this clause (iii), the Company shall be released and discharged from its obligations under any covenant contained in Article 4 (except for Sections 4.01 and 4.04) and Article 5 with respect to the outstanding Convertible Subordinated Notes on and after the date the conditions set forth below are satisfied ("covenant defeasance"), and the Convertible Subordinated Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of holders of Convertible Subordinated Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Convertible Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 but, except as specified above, the remainder of this Indenture (including without limitation obligations set forth in Sections 8.03 and 8.04 hereof) and such Convertible Subordinated Notes shall be unaffected thereby.

     (iv) The following shall be the conditions to the application of either clause (ii) or (iii) above to the outstanding Convertible Subordinated Notes:

       (a) the Company has irrevocably deposited in trust with the Trustee or, at the option of the Trustee, with a trustee, satisfactory to the Trustee and the Company, under terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, cash in U.S. dollars, United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of the Chief Financial Officer of the Company expressed in a written certificate delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Convertible Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Convertible Subordinated Notes; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee, (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Convertible Subordinated Notes, and (iii) such deposit does not violate Article 11 hereto;

          (b) in the case of an election under clause (ii) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the outstanding Convertible Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred;

          (c) in the case of an election under clause (iii) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee (i) to the effect that the holders of the outstanding Convertible Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (ii) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, any material agreement or instrument (including any agreement or instrument governing or evidencing Designated Senior Indebtedness) to which the Company or any of its subsidiaries is bound;

          (f) The Company shall deliver to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Convertible Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for relating to the legal defeasance under clause (ii) above or the covenant defeasance under clause (iii) above, as the case may be, have been complied with.

     After such irrevocable deposit made pursuant to this Section 8.01 (and satisfaction of the other conditions set forth herein), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     As used herein, "United States Government Obligations" means obligations for which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

SECTION 8.02   Application of Trust Money.
               --------------------------

     The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Convertible Subordinated Notes. Money and securities so held in trust are not subject to Article 11.

SECTION 8.03   Repayment to Company.
               --------------------

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each holder of a Convertible Subordinated Note entitled thereto no less than 30 days prior to such payment. After payment to the Company, holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04   Reinstatement.
               -------------

     If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Convertible Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Convertible Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Convertible Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                 ARTICLE 9

                                   Amendments

SECTION 9.01  Without the Consent of Holders.
              ------------------------------

          The Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes without notice to or the consent of any holder of a Convertible Subordinated Note for the purposes of:

          (a) adding to the covenants of the Company for the benefit of the holders of Convertible Subordinated Notes;

          (b) surrendering any right or power herein conferred upon the Company;

          (c) providing for conversion rights of holders of Convertible Subordinated Notes in the event of consolidation, merger or sale of all or substantially all of the assets of the Company and to otherwise comply with
     Section 5.01;

          (d) evidencing the succession of another Person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted herein;

          (e) reducing the Conversion Price, provided that such reduction will not adversely affect the interests of holders of Convertible Subordinated Notes in any material respect; or

          (f) curing any ambiguity or correcting or supplementing any defective provision contained in this Indenture, or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interest of the holders of Convertible Subordinated Notes.

SECTION 9.02   With the Consent of Holders.
               ---------------------------

     Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes with the written consent of the holders of at least a majority in principal amount of the then outstanding Convertible Subordinated Notes.

     Subject to Sections 6.04 and 6.07, the holders of a majority in principal amount of the Convertible Subordinated Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Subordinated Notes.

     However, without the consent of each holder of a Convertible Subordinated Note affected, an amendment or waiver under this Section may not:

          (a) reduce the amount of Convertible Subordinated Notes whose holders must consent to an amendment or waiver;

          (b) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Convertible Subordinated Note;

          (c) reduce the principal of or premium on or change the fixed maturity of any Convertible Subordinated Note or alter redemption provisions with respect thereto;

          (d) make the principal of, or premium, if any, or interest on, any Convertible Subordinated Note payable in money other than as provided for herein and in the Convertible Subordinated Notes;

          (e) waive continuing default in the payment of the principal of or premium, if any, or interest on, redemption or repurchase payment with respect to, any Convertible Subordinated Notes, including without limitation a continuing failure to make payment when required upon a Change of Control or after an Asset Sale Offer Trigger Date;

          (f) after the Company's obligation to purchase the Convertible Subordinated Notes arises hereunder, to then amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale Offer Trigger Date or waive any default in the performance thereof or modify any of the provisions or definitions with respect to such offers;

          (g) modify the provision contained herein relating to conversion of or subordination of the Convertible Subordinated Notes in a manner adverse to the holders thereof; or

          (h) make any change in provisions relating to waivers of defaults, the abilities of holders of Convertible Subordinated Notes to enforce their rights hereunder or the provisions of clauses (a) through (h) of this
     Section 9.02.

     To secure a consent of the holders of Convertible Subordinated Notes under this Section, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to holders of Convertible Subordinated Notes a notice briefly describing the amendment or waiver.

     The Company agrees that no amendment, supplement or waiver under this
Article 9 may make any change that adversely affects the rights under Article 11 of any holders of any Designated Senior Indebtedness unless the percentage of holders necessary to amend or waive terms of such Designated Senior Indebtedness consent to such change.

SECTION 9.03   Compliance with the Trust Indenture Act.
               ---------------------------------------

     Every amendment to this Indenture or the Convertible Subordinated Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.


SECTION 9.04   Revocation and Effect of Consents.
               ---------------------------------

     Until an amendment or waiver becomes effective, a consent to it by a holder of a Convertible Subordinated Note is a continuing consent by the holder and every subsequent holder of a Convertible Subordinated Note or portion of a Convertible Subordinated Note that evidences the same debt as the consenting holder's Convertible Subordinated Note, even if notation of the consent is not made on any Convertible Subordinated Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Subordinated Note or portion of a Convertible Subordinated Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Convertible Subordinated Notes have consented to the amendment or waiver.

     The Company may, but shall not obligated to, fix a record date for the purpose of determining the holders of Convertible Subordinated Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Convertible Subordinated Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Convertible Subordinated Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every holder of a Convertible Subordinated Note, unless it is of the type described in any of clauses (1) through (9) of Section 9.02. In such case, the amendment or waiver shall bind each holder of a Convertible Subordinated Note who has consented to it.

SECTION 9.05   Notation on or Exchange of Convertible Subordinated Notes.
               ---------------------------------------------------------

     Convertible Subordinated Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Subordinated Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Subordinated Notes.

SECTION 9.06   Trustee Protected.
               -----------------

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10

                               General Provisions

SECTION 10.01  Trust Indenture Act Controls.
               ----------------------------

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

SECTION 10.02  Notices.
               -------

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), facsimile or overnight air couriers guaranteeing next day delivery, to the other's address stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to holders of Convertible Subordinated Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a holder of a Convertible Subordinated Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

     If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company sends a notice or communication to holders of Convertible Subordinated Notes, it shall send a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

SECTION 10.03  Communication by Holders With Other Holders.
               -------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other holders with respect to their rights under this Indenture or the Convertible Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 10.04  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05  Statements Required in Certificate or Opinion.
               ---------------------------------------------

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

     Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06  Rules by Trustee and Agents.
               ---------------------------

     The Trustee may make reasonable rules for action by or a meeting of holders of Convertible Subordinated Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07  Legal Holidays.
               --------------

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open, and a business day is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08  No Recourse Against Others.
               --------------------------

     No director, officer, employee or stockholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Convertible Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Subordinated Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Subordinated Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this Section 10.08.

SECTION 10.09  Counterparts.
               ------------

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10  Other Provisions.
               ----------------

     The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The first certificate pursuant to Section 4.03 shall be for the first full fiscal quarter of the Company following the issuance of Convertible Subordinated Notes hereunder.

     The reporting date for Section 7.06 is April 15 of each year. The first reporting date is the first April 15 following the issuance of Convertible Subordinated Notes hereunder.

     The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     The Company's address is:

          Rohr, Inc.
          850 Lagoon Drive
          Chula Vista, CA 91910
          Attention: General Counsel
          Facsimile: (619) 691-4222
          Telephone: (619) 691-2025

     The Trustee's address is:

          The Bank of New York
          101 Barclay Street, 21st Floor West
          New York, New York 10286
          Attention: Corporate Trust Administration
          Facsimile: (212) 815-5915
          Telephone: (212) 815-5736

     The Bank Agent's address is:

          Citicorp USA, Inc.
          c/o Citicorp North America, Inc.
          725 South Figueroa Street
          Los Angeles, CA 90017
          Attention: Airline and Aerospace Group
          Facsimile: (213) 623-3592

SECTION 10.11  Governing Law.
               -------------

     The internal laws of the State of New York shall govern this Indenture and the Convertible Subordinated Notes, without regard to the conflict of laws provisions thereof.

SECTION 10.12  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13  Successors.
               ----------

     All agreements of the Company in this Indenture and the Convertible Subordinated Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14  Severability.
               ------------

     In case any provision in this Indenture or in the Convertible Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15  Table of Contents, Headings, Etc.
               --------------------------------

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                                   ARTICLE 11

                                 Subordination

SECTION 11.01  Agreement To Subordinate.
               ------------------------

     The Company agrees, and each holder by accepting a Convertible Subordinated Note agrees, that the indebtedness evidenced by the Convertible Subordinated Notes is subordinated and junior in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness from time to time.

SECTION 11.02  Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

     Upon any distribution to creditors of the Company in a liquidation, reorganization or dissolution of the Company (in each case whether total or partial) or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors relating to the Company or its property, or a marshalling of assets or liabilities of the Company (in each case whether voluntary or involuntary);

          (1) holders of Senior Indebtedness shall first be entitled to be paid all obligations owing thereon or in respect thereof in full in cash or Cash Equivalents before any payment or distribution may be made on or in respect of the Convertible Subordinated Notes, except to the extent that holders receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Convertible Subordinated Notes (the "Other Subordinated Securities"); and

          (2) holders of Convertible Subordinated Notes (or the Trustee on their behalf) will be required to pay over their share of such distribution directly to any Representative of the holders of Senior Indebtedness for payment thereto or, if such holders have no Representative, directly to such holders of Senior Indebtedness, until such Senior Indebtedness is paid in full in cash or Cash Equivalents except to the extent that holders of Convertible Subordinated Notes receive Other Subordinated Securities.

     For purposes of this Article 11, a distribution may consist of cash, securities or other property, by payment, transfer, set-off or otherwise.

SECTION 11.03  Default on Designated Senior Indebtedness.
               -----------------------------------------

     The Company may not make any direct or indirect payment on or in respect of any obligations on the Convertible Subordinated Notes and may not acquire or defease any Convertible Subordinated Notes from the Trustee or any holder of Convertible Subordinated Notes for cash or property (other than Other Subordinated Securities) if:

          (a) a default in the payment of any principal or other obligation in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

          (b) a default, other than a default referred to in clause (a) above, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from the Bank Agent or other Representative on behalf of Designated Senior Indebtedness requesting that payments in respect of the Convertible Subordinated Notes be prohibited.

     So long as payments on the Convertible Subordinated Notes are otherwise permitted, then the Company may and shall resume payments on the Convertible Subordinated Notes and may acquire them upon the earlier of:

          (x) the date upon which such default is cured or waived, or

          (y) in the case of a default and notice referred to in (b) above, 179 days after such notice is received by the Trustee (the "Payment Blockage Period").

     Only one Payment Blockage Period may be commenced within any consecutive 365-day period with respect to the Convertible Subordinated Notes.

SECTION 11.04  Acceleration of Convertible Subordinated Notes.
               ----------------------------------------------

     If payment of the Convertible Subordinated Notes is accelerated because of an Event of Default, the Company and the Trustee each shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.05  When Distributions Must Be Paid Over.
               ------------------------------------

     In the event that any payment or distribution of assets of the Company, whether in cash, property or securities (other than Other Subordinated Securities) shall be received by the Trustee on account of the principal or interest on or other obligations in respect of the Convertible Subordinated Notes at a time when the Trustee shall have received notice in accordance with
Section 11.11 that such payment is prohibited by Section 11.02 or 11.03, such payment or distribution shall be segregated and held by the Trustee in trust for the benefit of, and shall forthwith be paid over and delivered to any Representative of the holders of Senior Indebtedness for payments thereto, or, if such holders have no Representative, directly to such holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them), as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any distribution to the holders of the Senior Indebtedness or their Representatives of assets other than cash or Cash Equivalents may be held by such holders or Representatives as collateral securing the payment of such Senior Indebtedness without any duty to liquidate or otherwise realize on such assets or to apply such assets to any Senior Indebtedness.

     If a payment or distribution is made to holders of Convertible Subordinated Notes that because of this Article 11 should not have been made to them, the holders of Convertible Subordinated Notes who receive the payment or distribution shall hold it segregated from other assets and hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

SECTION 11.06  Notice by the Company.
               ---------------------

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Convertible Subordinated Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Convertible Subordinated Notes to the Senior Indebtedness provided in this Article. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 11.07  Subrogation.
               -----------

     After all Senior Indebtedness is paid in full in cash or Cash Equivalents and all letters of credit under the Revolving Credit Agreement have expired or been terminated or the reimbursement obligations of the Company in respect of such letters of credit then outstanding have been fully secured by cash or Cash Equivalents and until the Convertible Subordinated Notes are paid in full, holders of Convertible Subordinated Notes shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of Convertible Subordinated Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to holders of Convertible Subordinated Notes is not, as between the Company and such holders, a payment by the Company on Senior Indebtedness.

SECTION 11.08  Relative Rights.
               ---------------

     This Article defines the relative rights of holders of Convertible Subordinated Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and holders of Convertible Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Convertible Subordinated Notes in accordance with their terms;

          (2) affect the relative rights of holders of Convertible Subordinated Notes and creditors of the Company, other than their rights in relation to holders of Senior Indebtedness; or

          (3) prevent the Trustee or any holder of a Convertible Subordinated Note from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive payments and distributions otherwise payable to holders of Convertible Subordinated Notes.

     If the Company fails because of this Article to pay principal of or interest on a Convertible Subordinated Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09  Subordination May Not Be Impaired by the Company.
               ------------------------------------------------

     No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Convertible Subordinated Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture (regardless of any knowledge thereof that such holder may have or otherwise be charged with), or by any act or failure to act by such holder.

     If at any time any payment of any obligations with respect to any Senior Indebtedness is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or otherwise, the provisions of this Article 11 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payment had not been made.

SECTION 11.10  Distribution of Notice to the Representative.
               --------------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any. Whenever a distribution is to be made or notice is to be given to holders of the Company's outstanding 9.33% Senior Notes or its 9.35% Senior Notes, such distribution shall be made and such notice shall be given to each holder of record of such notes at the address specified in the register of holders of such notes maintained by the Company.

     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the holders of Convertible Subordinated Notes shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction or upon any certificate of any Representative (as to the Senior Indebtedness for which it is the Representative) or of any liquidating trustee or agent or an Officers' Certificate (as to any Senior Indebtedness for which there is no Representative) for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 11.

SECTION 11.11  Rights of the Trustee and Paying Agent.
               --------------------------------------

     Notwithstanding any provision of this Article 11 or any other provision of this Indenture, the Trustee and the Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the trustee or a Paying Agent or the taking of any other action (pursuant to this Article 11) by the Trustee or a Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received at its office specified in Section 10.10 written notice thereof from the Company, a Representative or a holder of Senior Indebtedness entitled to give such notice and, prior to the receipt of any such written notice, the Trustee and such paying Agent shall be entitled in all respects conclusively to assume that no such fact exists. The Trustee or the Paying Agent may continue to make payments on the Convertible Subordinated Notes unless it receives such a notice at least one business day prior to the date upon which payment is due.

     The Trustee shall be entitled to rely in good faith on the delivery to it of a written notice by a Person representing himself, herself or itself to be a Representative on behalf of a holder of Senior Indebtedness to establish that such notice has been given by a Representative or a holder of such Senior Indebtedness. Only the Company, a Representative or a holder of Senior Indebtedness that has no Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

SECTION 11.12  No Fiduciary Duty to Holders of Senior Indebtedness.
               ---------------------------------------------------

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee or the Paying Agent. Neither the Trustee nor the Paying Agent shall be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness, and the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall, in the absence of bad faith, pay over or deliver to holders of Convertible Subordinated Notes, the Company or any other person monies or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

SECTION 11.13  Authorization to Effect Subordination.
               -------------------------------------

     Each holder of a Convertible Subordinated Note by its or his acceptance thereof authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 11, and appoints the Trustee its or his attorney-in-fact for such purpose, including, in the event of any liquidation, reorganization or dissolution of the Company, whether in a bankruptcy, reorganization, insolvency, receivership or similar proceeding or otherwise, the immediate filing of a claim for the unpaid balance of its or his Convertible Subordinated Notes in the form required in such proceeding, and to cause such claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Convertible Subordinated Notes.


                                   ARTICLE 12

                  Conversion of Convertible Subordinated Notes

SECTION 12.01  Conversion Privilege.
               --------------------

     Subject to and upon compliance with the provisions of this Article 12, the holder of any Convertible Subordinated Note shall have the right, at its option, at any time on or prior to the close of business on May 15, 2004 (or, if such Note or portion thereof is called for redemption prior to May 15, 2004, then in respect of such Convertible Subordinated Note or portion thereof, on or prior to the close of business on the date fixed for redemption, unless the Company shall default in payment due upon redemption thereof in which case such conversion right will terminate at the close of business on the date such default is cured), to convert the principal amount of any such Convertible Subordinated Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable whole shares of Common Stock obtained by dividing the principal amount of the Convertible Subordinated Note or portion thereof to be converted by the Conversion Price in effect at such time and by surrender of the Convertible Subordinated Note so to be converted in whole or in part, such surrender to be made in the manner provided in Section 12.02.

SECTION 12.02  Manner of Exercise of Conversion Privilege.
               ------------------------------------------

     In order to exercise the conversion privilege, the holder of any Convertible Subordinated Note to be converted in whole or in part shall surrender such Convertible Subordinated Note, duly endorsed or assigned to the Company or in blank, at any of the offices or agencies to be maintained for such purpose by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the last paragraph of this Section, and shall give irrevocable written notice of conversion in the form provided on the Convertible Subordinated Notes (or such other notice as is acceptable to the Company) to the Company (a "Conversion Notice") at such office or agency that the holder elects to convert such Convertible Subordinated Note or the portion thereof specified in said notice. Such Conversion Notice shall also state the name or names, together with the address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Each Convertible

Subordinated Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such Convertible Subordinated Note is registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his duly authorized attorney and in amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such Convertible Subordinated Note and the receipt of such Conversion Notice, instruments of transfer and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Subordinated Note or portion thereof in accordance with the provisions of this Article 12 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 12.03. In case any Convertible Subordinated Note of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall register or cause to be registered and shall authenticate and deliver to or upon the order of the holder of the Convertible Subordinated Note so surrendered at the expense of the Company, a new Convertible Subordinated Note in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Convertible Subordinated shall have been surrendered and such Conversion Notice (and any applicable instruments of transfer and any required funds) received by the Company as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Subordinated Note shall have been surrendered and such Conversion Notice received by the Company.

     Any Convertible Subordinated Note or portion thereof surrendered for conversion after the close of business on a Regular Record Date for payment of interest and before the close of business on the next succeeding Interest Payment Date (unless such Convertible Subordinated Note or portion thereof being converted is called for redemption on a redemption date in that period) shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest thereon that is to be paid on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Convertible Subordinated Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Convertible Subordinated Notes at the close of business on such Regular Record Date; provided, however, that, if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the

Person who made such required payment. Except as provided for above in this Section, no payments or adjustments shall be made upon conversion on account of accrued interest on the Convertible Subordinated Notes or for any dividends or distributions on any shares of Common Stock delivered upon the conversion of such Convertible Subordinated Notes as provided in this Article.

SECTION 12.03  Cash Payments in Lieu of Fractional Shares.
               ------------------------------------------

     No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Subordinated Notes. If more than one Convertible Subordinated Note shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Convertible Subordinated Notes, or specified portions thereof to be converted, so surrendered. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any Convertible Subordinated Note or Convertible Subordinated Notes, the Company shall pay to the holder of such Convertible Subordinated Note an amount in cash (computed to the nearest cent) equal to the Daily Market Price thereof at the close of business on the business day next preceding the day of conversion multiplied by the fractional interest (expressed as a percentage) that otherwise would have been deliverable to such holder upon such conversion of the Convertible Subordinated Notes.

SECTION 12.04  Adjustment of Conversion Price.
               ------------------------------

     The Conversion Price shall be as specified in the form of Convertible Subordinated Note set forth in Article 17 thereof subject to adjustment as provided below. The Conversion Price shall be adjusted from time to time by the Company as follows:

          (a) In case the Company, after the date of this Indenture, shall (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Capital Stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Convertible Subordinated Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other Capital Stock of the Company that it would have owned or been entitled to receive immediately following such action had such Convertible Subordinated Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection
     (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any Convertible Subordinated Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of Capital

     Stock or shares of Common Stock and other Capital Stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Company with the Trustee and with any Conversion Agent as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of Capital Stock or shares of Common Stock and other Capital Stock.

          (b) In case the Company, after the date of this Indenture, shall issue rights, warrants or options to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share (as determined pursuant to subsection (h) of this Section 12.04) of the Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or options by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options (immediately prior to such issuance), plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options (immediately prior to such issuance) plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered for subscription or purchase are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock (or conversion price of such convertible securities), there shall be taken into account any consideration received by the Company for such rights, warrants or options (and for such convertible securities), the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a certificate filed with the Trustee and with any Conversion Agent by the Company as soon as practicable). If at the end of the period during which such warrants, rights or options are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c) In case the Company, after the date of this Indenture, shall distribute to all or substantially all holders of its outstanding Common Stock any shares of Capital Stock (other than Common Stock), evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividend paid out of current or retained earnings of the Company and dividends or distributions payable in stock for which adjustment is required pursuant to subsection (a) of this Section 12.04) or rights, warrants or options to subscribe for or purchase securities of the Company (excluding those referred to in subsection (b) of this Section 12.04), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share (as determined pursuant to subsection (h) of this Section 12.04) of the Common Stock less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a certificate filed with the Trustee and with any Conversion Agent by the Company as soon as practicable) of the portion of the Capital Stock or the evidences of indebtedness or the assets so distributed to the holder of one share of Common Stock or of such subscription rights, warrants or options applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event of a distribution to all or substantially all holders of Common Stock of rights to subscribe for additional shares of the Company's Capital Stock (other than those referred to in subsection (b) of this Section 12.04), the Company may, instead of making an adjustment in the Conversion Price, make proper provision so that each holder of a Convertible Subordinate Note who converts such Convertible Subordinated Note after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights. If at the end of the period during which warrants, rights or options described in this subsection (c) are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of warrants, rights or options actually exercised.

          (d) Notwithstanding anything in subsection (b) or (c) of this Section
     12.04 to the contrary, with respect to any rights, warrants or options covered by subsection (b) or (c) of this Section 12.04, if such rights, warrants or options are only exercisable upon the occurrence of certain triggering events, then for purposes of this Section 12.04 such rights, warrants or options shall not be deemed issued or distributed, and any adjustment to the Conversion Price required by subsection (b) or (c) of this Section 12.04 shall not be made until such triggering events occur and such rights, warrants or options become exercisable.

          (e) In case the Company, after the date of this Indenture, shall issue to an Affiliate shares of its Common Stock (excluding those rights, warrants, options, shares of Capital Stock or evidences of its indebtedness or assets referred to in subsection (b) or (c) to this Section 12.04) at a net price per share less than the current market price per share (as determined pursuant to subsection (h) of this Section 12.04) on the date the Company fixes the offering price of such additional shares, the Conversion Price shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such Conversion Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. This subsection (e) shall not apply to Common Stock issued to any Affiliate under a bona fide employee or director benefit plan or agreement adopted by the Company or any subsidiary thereof and approved by either the stockholders of the Company or a majority of the Company's outside directors.

          (f) In case the Company, after the date of this Indenture, shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any cash that is distributed as part of a distribution referred to in subsection (c) of this Section) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to this subsection (f) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of such date of determination, of consideration payable in respect of any tender offer by the Company or a subsidiary for all or any portion of the Common Stock consummated within 12 months preceding the date fixed for determining the stockholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to subsection (g) of this Section has been made, exceeds 15% of the product of the current market price per share (determined as provided in subsection (h) of this Section) on the date fixed for the determination of stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (h) of this Section) on the date fixed for such determination less the amount of cash so distributed at such time applicable to one share of Common Stock and the denominator shall be such current market price, such reduction to become effective immediately prior to the opening of business on the date after the date fixed for such determination.

          (g) In case a tender offer made by the Company or any subsidiary, after the date of this Indenture, for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it may be amended) that, together with (i) aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the consummation of such tender offer, of other consideration paid or payable in respect of any tender offer by the Company or a subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the consummation of such tender offer and in respect of which no Conversion Price adjustment pursuant to this subsection
     (g) has been made and (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the consummation of such tender offer and in respect of which no Conversion Price adjustment pursuant to subsection (f) of this Section has been made, exceeds 15% of the product of the current market price per share (determined as provided in subsection (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in subsection (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus
     (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders upon consummation of such tender offer (the shares accepted for payment in the tender offer being referred to as the "Purchased Shares") and the denominator shall be the product of
     (x) such current market price per share times (y) such number of outstanding shares at the Expiration Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this subsection (g) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (g) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

          (h) For the purpose of any computation under subsections (b) through
     (g) of this Section 12.04, the current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the Time of Determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the Time of Determination.

          (i) In any case in which this Section 12.04 shall require that an adjustment be made immediately following a record date or an effective date, the Company may elect to defer (but only until five business days following the filing by the Company with the Trustee and any Conversion Agent of the certificate required by subsection (k) of this Section 12.04) issuing to the holder of any Convertible Subordinated Note converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

          (j) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12.04 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. No adjustment to the Conversion Price need be made if only the par value of the Common Stock is changed (including any change to no par value Common Stock). To the extent that the Notes become convertible into cash, no adjustment need be made thereafter as to such cash and interest will not accrue on such cash. Anything in this Section 12.04 to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 12.04, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients.

          (k) Whenever the Conversion Price is adjusted as herein provided, (i) the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to the holders of Convertible Subordinated Notes in the manner provided in Section 10.02. The Company may correct any previous certificate and notice given pursuant to this subsection (k) by (i) promptly filing with the Trustee and any Conversion Agent other than the Trustee a new certificate in the form required by this subsection (k) and
     (ii) giving a new notice to the holders of Convertible Subordinated Notes in the form and manner required by this subsection (k). Such new certificate and notice shall state that such certificate and notice are being provided to correct the previous certificate and notice. Except as otherwise provided in Section 7.01, neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to the certificate required by this subsection
     (k) except to exhibit the same to any holder of Convertible Subordinated Notes who requests to inspect it. The certificate required by this subsection (k) shall be filed at each office or agency maintained for the purposes of conversion of Notes pursuant to Section 2.03.

          (l) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this Section 12.04, the holder of any Convertible Subordinated Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 12 and the other provisions of this Article 12 applicable to Common Stock shall apply to such other shares.

SECTION 12.05  Notice to Holders Prior to Certain Corporate Actions.
               ----------------------------------------------------

     In case:

          (a) the Company shall take any action that would require an adjustment in the Conversion Price pursuant to Section 12.04(c); or

          (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights (other than employee or director stock options); or

          (c) there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a party, or any conveyance, transfer, sale or lease of the Company's properties and assets as, or substantially as, an entirety; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and any Conversion Agent, and shall cause to be given to the holders of Convertible Subordinated Notes, in the manner provided in Section 10.02, as promptly as possible, but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, or distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (a), (b), (c) or (d) of this Section 12.05.

SECTION 12.06  Reservation of Shares of Common Stock.
               -------------------------------------

     The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of Convertible Subordinated Notes, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Notes not theretofore converted.

     Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Convertible Subordinated Notes, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

SECTION 12.07  Taxes upon Conversion.
               ---------------------

     The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of Notes pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible Subordinated Note or Convertible Subordinated Notes to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

SECTION 12.08  Covenants as to Common Stock.
               ----------------------------

     The Company covenants that all shares of Common Stock which may be delivered upon conversions of Convertible Subordinated Notes will upon delivery be duly and validly issued and fully paid and nonassessable, free of all Liens and charges and not subject to any preemptive rights.

     The Company further covenants that, for so long as the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Convertible Subordinated Notes.

SECTION 12.09  Consolidation or Merger or Sale of Assets.
               -----------------------------------------

     Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party (other than a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock of the Company), or in case of any conveyance, transfer, sale or lease to another corporation of the properties and assets of the Company as, or substantially as, an entirety, the corporation formed by such consolidation, or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock of the Company immediately prior to the merger or the corporation which shall have acquired such properties and assets of the Company, as the case may be, shall promptly execute and deliver to the Trustee a supplemental indenture providing that the holder of each Convertible Subordinated Note then outstanding shall have the right thereafter to convert such Note, during the period such Note is convertible as specified in this
Article 12, into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or was merged or to which such conveyance, transfer, sale or lease was made or an Affiliate of such Person and (ii) did not exercise statutory rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 12.09 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease for each non-electing share shall be deemed to be the kind and amount so receivable per share by the holders of a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Notes.

     The above provisions of this Section 12.09 shall similarly apply to successive consolidations, mergers, conveyances, transfers, sales or leases.

     The Company shall give notice of the execution of such a supplemental indenture to the holders of Convertible Subordinated Notes in the manner provided in Section 10.02 within 30 days after the execution thereof; provided, however, that such notice need not be given if such information has been provided prospectively in the notice given pursuant to Section 12.05. Failure to give such notice, or any defects therein, shall not affect the legality or validity of any such supplemental indenture or any transaction contemplated in this Section 12.09.

SECTION 12.10  Disclaimer of Responsibility for Certain Matters.
               ------------------------------------------------

     Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any holder of Convertible Subordinated Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the listing or registration referred to in Section 12.08 or the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, cash or other property, which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or to make any cash payment upon the surrender of any Note for the purpose of conversion or, subject to the provisions of Section 7.01, to comply with any of the covenants of the Company contained in this Article 12.

SECTION 12.11  Cancellation of Converted Notes.
               -------------------------------

     All Notes delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

SECTION 12.12  Voluntary Reduction.
               -------------------

     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during such period.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                              ROHR, INC.


                              By:  /s/ A.L. Majors
                                   ---------------
                                    Name: A.L. Majors
                                          -----------
                                    Title: Vice President and Chief Accounting
                                           -----------------------------------
                                              Officer
                                              -------

Attest:

/s/ R.W. Madsen
- - ---------------
 Secretary

                              THE BANK OF NEW YORK


                              By:  /s/ Robert F. McIntyre
                                   ----------------------
                                    Name: Robert F. McIntyre
                                          ------------------
                                    Title: Assistant Vice President
                                           ------------------------

Attest:

/s/ DML
- - -------

                                   EXHIBIT A

                               (Face of Security)

No.  _____________                                            $ ________________

                                                               CUSIP 775416 AD 2
                                   ROHR, INC.

                 7 3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2004

promises to pay to

or registered assigns,

the principal sum of                                    Dollars on May 15, 2004

Interest Payment Dates:   May 15 and November 15

 Regular Record Dates:   May 1 and November 1


Certificate of Authentication

This is one of the Convertible Subordinated Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee
                                     ROHR, INC.



By                                   By
  --------------------------------     ---------------------------------------
     Authorized Signatory               President and Chief Executive Officer


Dated:

                                     By
                                       ---------------------------------------
                                                      Secretary

                                    (SEAL)

                               (Back of Security)


                                   ROHR, INC.

                 7 3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2004

     1. INTEREST. Rohr, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Convertible Subordinated Note at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Convertible Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Convertible Subordinated Notes (except defaulted interest) to the person in whose name each Convertible Subordinated Note is registered at the close of business on the May 1 or November 1 immediately preceding the relevant interest payment date (each a "Regular Record Date") even though Convertible Subordinated Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Convertible Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money, and may mail such check to the holder's registered address.

     3. PAYING AGENT AND REGISTRAR. The Bank of New York, a New York State banking corporation (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Convertible Subordinated Notes under an Indenture dated as of May 15, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Convertible Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S) (S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Subordinated Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and such Act for a statement of such terms. The Convertible Subordinated Notes are unsecured general obligations of the Company limited to (except as otherwise provided in the Indenture) up to $50,000,000 in aggregate principal amount, unless an election has been made as set forth in Article 2 of the Indenture to increase such aggregate principal amount by an amount not to exceed $7,500,000. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

     5. OPTIONAL REDEMPTION. The Company may redeem the Convertible Subordinated Notes, in whole or in part, prior to maturity at any time on or after May 15, 1998 at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning May 15 of each year indicated below:


                                                      Redemption
          Year                                          Price
          ----                                        ----------
          1998...................................      104.650%
          1999...................................      103.875%
          2000...................................      103.100%
          2001...................................      102.325%
          2002...................................      101.550%
          2003...................................      100.775%
          2004...................................      100.000%

     6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the date fixed for redemption to each holder of Convertible Subordinated Notes to be redeemed at his or her registered address. Convertible Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Convertible Subordinated Notes, the Convertible Subordinated Notes will be chosen for redemption by the Trustee by lot or pro rata or, if required, in compliance with the requirements of the principal national securities exchange, if any, on which the Convertible Subordinated Notes are listed. On and after the redemption date interest ceases to accrue on Convertible Subordinated Notes or portions of them called for redemption (unless the Company defaults in the payment of the redemption price). If this Convertible Subordinated Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Convertible Subordinated Note is registered at the close of business on such record date.

     7. CHANGE OF CONTROL. Upon a Change of Control, the Company shall make a Change of Control Offer to purchase all outstanding securities at a price equal to 101% of the aggregate principal amount of the Convertible Subordinated Notes, plus accrued and unpaid interest to the date of purchase, such offer to be made as provided in the Indenture. To accept the Change of Control Offer, the holder hereof must comply with the terms thereof, including surrendering this Convertible Subordinated Note, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Change of Control Offer mailed to holders as provided in the Indenture, prior to termination of the Change of Control Offer.

     8. SUBORDINATION. To the extent set forth in Article 11 of the Indenture the Convertible Subordinated Notes are subordinated to Senior Indebtedness. Senior Indebtedness shall not include (a) any indebtedness of the Company to any of its subsidiaries, (b) Capitalized Lease Obligations, (c) indebtedness or other obligations in respect of the Pooling and Servicing Agreement, (d) the Company's 9.25% Subordinated Debentures due 2017 and its 7% Convertible Subordinated Debentures due 2012, and (e) with respect to an obligation relating to the deferred purchase price of property or services, any advances, deposits, partial or progress payments, payables, unpaid wages and related employee obligations, trade accounts and accrued liabilities. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Convertible Subordinated Notes may be paid. The Company agrees, and each holder by accepting a Convertible Subordinated Note agrees, to the subordination and authorizes the Trustee to give it effect.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Convertible Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Subordinated Notes may be registered and Convertible Subordinated Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Subordinated Note or portion of a Convertible Subordinated Note selected for redemption. Also, it need not exchange or register the transfer of any Convertible Subordinated Note for a period of 15 days before a selection of Convertible Subordinated Notes to be redeemed.

     10. PERSONS DEEMED OWNERS. The registered holder of a Convertible Subordinated Note may be treated as its owner for all purposes.

     11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Convertible Subordinated Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Subordinated Notes and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes. Without the consent of any holder, the Indenture or the Convertible Subordinated Notes may be amended to: add to the covenants of the Company for the benefit of the holders of Convertible Subordinated Notes; surrender any right or power conferred upon the Company; provide for conversion rights of holders of Convertible Subordinated Notes in the event of consolidation, merger or sale of all or substantially all of the assets of the Company; evidence the succession of another person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted by the Indenture; reduce the Conversion Price, provided that such reduction will not adversely affect the interest of holders of Convertible Subordinated Notes in any material respect; cure any ambiguity or correct or supplement any defective provision contained in the Indenture, or make any other change in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interest of the holders of Convertible Subordinated Notes.

     12. DEFAULTS AND REMEDIES. An Event of Default is: default for 30 days in payment of interest on the Convertible Subordinated Notes; default in payment of principal of or premium, if any, on the Convertible Subordinated Notes; failure by the Company to comply with certain covenants of the Indenture upon the receipt of written notice of such default as set forth in the Indenture; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Convertible Subordinated Notes; certain defaults under and accelerations prior to maturity of certain indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Subordinated Notes may declare all the Convertible Subordinated Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Convertible Subordinated Notes become due and payable without further action or notice. Holders may not enforce the Indenture or the Convertible Subordinated Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Subordinated Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly compliance certificates to the Trustee.

     13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

     14. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Convertible Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Subordinated Notes.

     15. AUTHENTICATION. This Convertible Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

     17. CONVERSIONS. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Note has the right, at its option, at any time or prior to the close of business on May 15, 2004 (or in case this Convertible Subordinated Note or any portion hereof shall be called for redemption prior to such date, then on or prior to the close of business on the date fixed for redemption), to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable whole shares of common stock of the Company ("Common Stock") obtained by dividing the principal amount of the Convertible Subordinated Note or portion thereof to be converted by the conversion price of $10.35 per share, or the conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Convertible Subordinated Note to the Company at the office or agency maintained for such purpose in New York, New York (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed and (if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Subordinated Note) by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney and, in case such surrender shall be made during the period starting after the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on such Interest Payment Date (unless this Note or the portion thereof being converted is subject to redemption on a redemption date in that period), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no payment or adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, or sales or transfers of substantially all the Company's assets.

     The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash on the basis of the then current market value of such fractional interest as provided in the Indenture.

     The Company will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to: General Counsel, Rohr, Inc., 850 Lagoon Drive, Chula Vista, California 91910.

                           FORM OF CONVERSION NOTICE

To:  ROHR, INC.

     The undersigned registered owner of the Convertible Subordinated Note hereby irrevocably exercises the option to convert this Convertible Subordinated Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Rohr, Inc. in accordance with the terms of the Indenture referred to in this Convertible Subordinated Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Subordinated Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Convertible Subordinated Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Convertible Subordinated Note.

Dated:                                   _______________________________________

Fill in for registration of shares if    _______________________________________
to be delivered, and Notes if to         Signature(s)
be issued, other than to and in
the name of the registered holder        Principal amount to be converted
(Please Print):                            (if less than all):
                                                           $   ,000

                                         _______________________________________
                                         Social Security or other Tax-
                                         payer Identification Number

__________________________________
              (Name)

__________________________________
        (Street Address)

__________________________________
    (City, State and zip code)

Signature Guarantee:

__________________________________

ASSIGNMENT FORM

     If you the holder want to assign this Convertible Subordinated Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Convertible Subordinated Note to ______________
________________________________________________________________________________


(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________agent to transfer this Convertible Subordinated Note on the books of the Company. The agent may substitute another to act for him.


Date: __________________     Your Signature:____________________________________
                                 (Sign exactly as your name appears on the other
                                   side of this Convertible Subordinated Note)

Signature Guarantee: ___________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Convertible Subordinated Note purchased by the Company pursuant to Sections 4.05 or 4.08 of the Indenture, check the Box:

     If you wish to have a portion of this Convertible Subordinated Note purchased by the Company pursuant to Section 4.05 or 4.08 of the Indenture, state the amount (in multiples of $1,000): $_______________

Date: ___________________    Your Signature:____________________________________
                                 (Sign exactly as your name appears on the other
                                   side of this Convertible Subordinated Note)

Signature Guarantee:  __________________________________________________________